SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 8, 1996
                                                          ---------------


                           WHITNEY HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)


    Louisiana                       0-1026                           72-6017893
- -------------------------------------------------------------------------------
(State or other jurisdiction      (Commission                     (IRS Employer
     of incorporation             File Number)              Identification No.)


              228 St. Charles Avenue, New Orleans, Louisiana 70130
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (504) 586-7117
                                                           --------------

                                 Not Applicable
                     --------------------------------------
                       (Former name or former address, if
                           changed since last report)





                                                            Page 1 of 39 Pages

         Whitney Holding Corporation (the "Registrant") is filing this Amendment No. 1 to its Current Report on Form 8-K dated March 8, 1996 (the "Original Report") for the purpose of filing the financial statements of the business acquired and the pro forma financial information that were omitted from the Original Report as permitted by Items 7(a)(4) and 7(b)(2) of Form 8-K. Capitalized terms not otherwise defined herein have the meanings given to them in the Original Report.

         Under cover of this Form 8-K/A, the Registrant is also publishing certain post-Mergers combined results of operations as an Item 5 (Other Events) disclosure.

Item 5:  Other Events

         As discussed in response to Item 2 of the Original Report, the Registrant acquired First Citizens BancStock, Inc. ("Citizens") by a merger that was consummated on March 8, 1996 (the "Merger"). In order to eliminate certain restrictions on the transfer of Whitney Common Stock by persons who may be deemed to be either affiliates of the Registrant or former affiliates of Citizens, the Registrant hereby publishes the following unaudited consolidated financial results, which include more than 30 days of post-Merger combined operations of the Registrant and Citizens. The Merger was accounted for as a pooling-of-interests. As a result, the financial information for the period as of and for the four months ended April 30, 1996 reflects the combined results of operations of the Registrant and Citizens as if the Merger had been in effect for the entire period.

          The consolidated statement of operations for the period shown includes $2.27 million, after income tax effects, of expenses related to the merger. Whitney Holding Corporation earned $10.96 million for the period, or $0.64 per share, including these merger-related expenses. Before merger-related expenses, the Registrant earned $13.23 million for the period, or $0.78 per share.


                                                            Page 2 of 39 Pages

                  WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)


                                                                                                            April 30,
ASSETS                                                                                                        1996
                                                                                                          (unaudited)
                                                                                                          -----------
Cash and due from financial institutions.............................................                       $185,113
Investment in securities:
  Securities available for sale (at fair value)......................................                        148,138
  Securities held to maturity (fair value of $1,299,616).............................                      1,304,555
Federal funds sold...................................................................                            900
Loans................................................................................                      1,660,490
Less reserve for possible loan losses................................................                         40,630
                                                                                                           ----------
  Loans, net.........................................................................                      1,619,860
Bank premises and equipment, net.....................................................                         91,045
Other real estate owned, net.........................................................                          4,632
Other assets.........................................................................                         75,901
                                                                                                          -----------
     TOTAL ASSETS....................................................................                     $3,430,144
                                                                                                          ===========
LIABILITIES
Deposits
  Non-interest-bearing demand deposits...............................................                       $817,203
  Interest-bearing deposits..........................................................                      1,906,241
                                                                                                          -----------
     Total deposits..................................................................                      2,723,444
Federal funds purchased and securities sold under repurchase
  agreements.........................................................................                        307,794
Other liabilities....................................................................                         25,976
                                                                                                          -----------
     TOTAL LIABILITIES...............................................................                     $3,057,214
                                                                                                          ===========
SHAREHOLDERS' EQUITY
Common Stock, no par value:  40,000,000 shares authorized,
  17,037,767 outstanding after deduction of treasury stock...........................                         $2,800
Capital surplus......................................................................                         65,074
Retained earnings....................................................................                        313,265
Net unrealized gain (loss) on securities available for sale, net of tax
  effect of $376.....................................................................                          (699)
                                                                                                          -----------
     Total...........................................................................                        380,440
Less:  561,929 shares of treasury stock at cost
  and unearned restricted stock compensation.........................................                          7,510
                                                                                                          -----------
     TOTAL SHAREHOLDERS' EQUITY......................................................                       $372,930
                                                                                                          -----------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY......................................                     $3,430,144
                                                                                                          ===========

                                                            Page 3 of 39 Pages

                  WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per-share amounts, unaudited)

                                                                                                           Four Months
                                                                                                         Ended April 30,
                                                                                                               1996
                                                                                                         ---------------
INTEREST INCOME
Interest and fees on loans...........................................................                        $46,493
Interest-bearing deposits............................................................                              2
Interest and dividends on investments-
  U.S. Treasury and agency securities................................................                         20,898
  Mortgage-backed securities.........................................................                          5,278
  Obligations of states and political subdivisions...................................                          2,405
  Federal Reserve and corporate securities...........................................                             91
Interest on federal funds sold.......................................................                            722
                                                                                                         --------------
     TOTAL...........................................................................                        $75,889
                                                                                                         --------------
INTEREST EXPENSE
Interest on deposits.................................................................                        $22,994
Interest on federal funds purchased and securities sold under repurchase
  agreement..........................................................................                          5,272
                                                                                                         --------------
     TOTAL...........................................................................                        $28,266
                                                                                                         --------------
Net interest income..................................................................                        $47,623
Provision for possible loans losses..................................................                              -
Net interest income after provision for possible loan losses.........................                        $47,623
                                                                                                         --------------
NON-INTEREST INCOME
Gains on sales of securities.........................................................                    $         -

Other non-interest income............................................................                         11,500
                                                                                                         --------------
     TOTAL...........................................................................                        $11,500
                                                                                                         --------------
NON-INTEREST EXPENSE
Salaries and employee benefits.......................................................                        $22,214
Occupancy of bank premises, net......................................................                          2,843
Other non-interest expenses..........................................................                         18,192
                                                                                                         --------------
     TOTAL...........................................................................                        $43,249
                                                                                                         --------------
Income before income taxes...........................................................                        $15,874
Income tax expense...................................................................                          4,917
                                                                                                         --------------
Net income...........................................................................                        $10,957
                                                                                                         --------------
Earnings per share (primary).........................................................                        $  0.64

Earnings per share (fully diluted)...................................................                        $  0.64


                                                            Page 4 of 39 Pages

Item 7:  Financial Statements and Exhibits

      (a)      Financial Statements of Businesses Acquired

               Set forth on pages 6 through 31 of this Report are the financial statements required by this Item.



                                                            Page 5 of 39 Pages

                         First Citizens BancStock, Inc.

                        Consolidated Financial Statements
                         and Other Financial Information


                  Years ended December 31, 1995, 1994 and 1993




                                                     Contents

Report of Independent Auditors................................................7

Audited Consolidated Financial Statements

Consolidated Statements of Condition..........................................8
Consolidated Statements of Income.............................................9
Consolidated Statements of Changes in Shareholders' Equity...................10
Consolidated Statements of Cash Flows........................................11
Notes to Consolidated Financial Statements...................................12





                                                           Page 6 of 39 Pages

                         Report of Independent Auditors


The Board of Directors
First Citizens BancStock, Inc.


We have audited the accompanying consolidated statements of condition of First Citizens BancStock, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Citizens BancStock, Inc. at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Notes 3 and 8 to the financial statements, in 1993 the Company changed its methods of accounting for securities and income taxes.

                                                  /s/ Ernst & Young LLP


New Orleans, Louisiana
January 30, 1996

                                                            Page 7 of 39 Pages

                         First Citizens BancStock, Inc.

                      Consolidated Statements of Condition

                                                                                             December 31

                                                                                       1995                1994
                                                                                  ----------------------------------
Assets
Cash and due from banks                                                             $8,547,522           $7,383,950
Interest-bearing deposits in other banks                                               150,841              373,893
Federal funds sold                                                                   7,510,000            2,225,000
Available-for-sale securities                                                       62,594,004           69,316,053
Held-to-maturity securities (estimated fair value of
   $10,524,793 in 1995 and $12,873,100 in 1994)                                     10,258,969           12,901,112
Loans                                                                              150,252,331          128,725,507
   Unearned income                                                                  (2,815,665)          (2,052,758)
   Reserve for possible loan losses                                                 (2,283,547)          (1,919,094)
                                                                                  ----------------------------------
                                                                                   145,153,119          124,753,655
Bank premises and equipment, net                                                     6,236,633            6,080,035
Other real estate                                                                       24,789              182,737
Accrued interest receivable and other assets                                         2,099,474            2,534,831
                                                                                  ----------------------------------
                                                                                  $242,575,351         $225,751,266
                                                                                  ==================================

Liabilities and shareholders' equity
Liabilities:
   Deposits:
     Demand, noninterest-bearing                                                   $36,630,919          $32,240,547
     Demand, interest-bearing                                                       22,353,628           22,196,722
     Savings                                                                        48,729,708           60,382,007
     Time                                                                          106,717,117           87,494,655
                                                                                  ----------------------------------
   Total deposits                                                                  214,431,372          202,313,931
   Accrued expenses and other liabilities                                            1,523,669            1,059,668
                                                                                  ----------------------------------
                                                                                   215,955,041          203,373,599

Shareholders' equity:
   Common stock, par value $1 per share-10,000,000 shares                            1,307,529            1,307,529
     authorized; issued and outstanding of 1,307,529 in 1995
     and 1994)
   Additional paid-in capital                                                        4,009,761            4,009,761
   Unrealized gains (losses) on available-for-sale securities                          291,367           (1,286,813)
   Retained earnings                                                                21,254,765           18,590,302
   Treasury stock-41,310 shares, at cost                                              (243,112)            (243,112)
                                                                                  ----------------------------------
                                                                                    26,620,310           22,377,667
                                                                                  -------------------- -------------
                                                                                  $242,575,351         $225,751,266
                                                                                  ==================== =============

See accompanying notes.

                                                             Page 8 of 39 Pages

                         First Citizens BancStock, Inc.

                        Consolidated Statements of Income

                                                                                              Year ended December 31

                                                                                     1995                1994               1993
                                                                                 ---------------------------------------------------
Interest income:
   Loans                                                                          $  13,932,933    $  11,862,662   $     10,837,573
   Securities:
     Taxable                                                                          4,368,112        4,257,125          4,834,664
     Tax-exempt                                                                         402,317          417,711            342,939
                                                                                 ---------------------------------------------------
                                                                                      4,770,429        4,674,836          5,177,603
   Interest-bearing deposits                                                             11,237           86,287            134,438
   Federal funds sold                                                                   428,072          365,100            425,269
                                                                                 ---------------------------------------------------
Total interest income                                                                19,142,671       16,988,885         16,574,883

Interest expense:
   Deposits                                                                           7,205,320        5,635,877          5,653,164
   Interest-bearing demand notes issued to the U. S. Treasury                                 -                -             11,746
                                                                                 ---------------------------------------------------
Total interest expense                                                                7,205,320        5,635,877          5,664,910
                                                                                 ---------------------------------------------------
Net interest income                                                                  11,937,351       11,353,008         10,909,973

Provision for possible loan losses                                                      600,000          135,000            375,000
                                                                                 ---------------------------------------------------
Net interest income after provision for possible loan losses                         11,337,351       11,218,008         10,534,973

Other income:
   Service charges on deposit accounts                                                1,267,813        1,156,111          1,223,566
   Other service charges and fees                                                       438,468          435,466            393,369
   Gain on settlement of acquired assets                                                120,202          195,357            518,938
   Other operating income                                                               114,683           36,683             89,558
   Loss on sales of securities                                                                -           (1,865)                 -
                                                                                 ---------------------------------------------------
                                                                                      1,941,166        1,821,752          2,225,431

Other expenses:
   Salaries and employee benefits                                                     4,245,337        4,099,070          3,923,289
   Occupancy                                                                            410,137          398,472            430,765
   Equipment                                                                            612,810          540,542            563,099
   Other                                                                              3,079,701        3,097,552          3,227,197
                                                                                 ---------------------------------------------------
                                                                                      8,347,985        8,135,636          8,144,350
                                                                                 ---------------------------------------------------
Income before income taxes and cumulative effect of an accounting change
   for income taxes                                                                   4,930,532        4,904,124          4,616,054
Income taxes                                                                          1,519,000        1,544,000          1,500,000

                                                                               ------------------- ------------------ --------------
Income before cumulative effect of an accounting change for income taxes              3,411,532        3,360,124          3,116,054
Cumulative effect of an accounting change for income taxes                                    -                -           (289,000)
                                                                               ------------------- ------------------ --------------
Net income                                                                           $3,411,532       $3,360,124         $2,827,054
                                                                               =================== ================== ==============
Income per share
Earnings per common and common equivalent share:
   Income before cumulative effect of an accounting change for income          $          2.61     $       2.65    $          2.46
     taxes
   Cumulative effect of accounting change for income taxes                                   -                 -              (.23)

                                                                               ------------------- ------------------ -------------
   Net income                                                                  $          2.61     $       2.65    $          2.23

                                                                               =================== ================== =============
Earnings per common share - assuming full dilution:
   Income before cumulative effect of an accounting change for income          $          2.55     $       2.65    $          2.46
     taxes
   Cumulative effect of accounting change for income taxes                                   -               -                (.23)

   Net income                                                                  $          2.55     $       2.65    $          2.23
                                                                               =================== ================== ==============



See accompanying notes.

                                                            Page 9 of 39 Pages

                         First Citizens BancStock, Inc.

           Consolidated Statements of Changes in Shareholders' Equity





                                                                         Unrealized
                                                                            Gains
                                                                          (Losses) on
                                                          Additional      Available-                                      Total
                                             Common         Paid-In        For-Sale       Retained         Treasury    Shareholders'
                                             Stock          Capital       Securities      Earnings          Stock        Equity
                                            ---------------------------------------------------------------------------------------

Balances at January 1, 1993            $   1,191,500   $  1,817,500   $          -   $  15,970,045    $    (243,112) $  18,735,933

   Net income for the year                         -              -              -       2,827,054               -       2,827,054
   Cumulative effect of change in
     accounting for securities, net of
     tax                                           -              -        943,566                -              -          943,566
   Reversion of dissenting share
     holders' rights                           1,000          5,000              -                -              -            6,000
   Cash dividends $.45 per share                   -              -              -         (575,595)             -         (575,595)
                                        --------------------------------------------------------------------------------------------
Balances at December 31, 1993              1,192,500      1,822,500        943,566       18,221,504       (243,112)       21,936,958
   Net income for the year                         -              -              -        3,360,124              -         3,360,124
   Adjustment to unrealized gains
     (losses) on available-for-sale
     securities, net of tax                        -              -     (2,230,379)               -              -       (2,230,379)
   Cash dividends $.54 per share                   -              -              -         (689,036)             -         (689,036)
   Stock dividend                            115,029      2,187,261              -       (2,302,290)             -                -

                                         --------------- -----------  -------------   ---------------   ------------ ---------------
Balances at December 31, 1994              1,307,529      4,009,761     (1,286,813)      18,590,302       (243,112)      22,377,667
   Net income for the year                         -              -              -        3,411,532              -        3,411,532
   Adjustment to unrealized gains
     (losses) on available-for-sale
     securities, net of tax                        -              -      1,578,180                -              -        1,578,180
   Cash dividends $.59 per share                   -              -              -         (747,069)             -         (747,069)
                                         --------------- -----------  ------------- -----------------   ------------ --------------
Balances at December 31, 1995              $1,307,529    $4,009,761       $291,367      $21,254,765     $ (243,112)      $26,620,310
                                         =============== ===========  ============= =================   ============= ==============


See accompanying notes.


                                                           Page 10 of 39 Pages

                         First Citizens BancStock, Inc.

                      Consolidated Statements of Cash Flows


                                                                                          Year ended December 31
                                                                                   1995               1994                1993
                                                                         -----------------------------------------------------------

Operating activities
Net income                                                               $      3,411,532   $      3,360,124    $      2,827,054
Adjustments to reconcile net income to net cash provided by operating activities:
     Cumulative effect of an accounting change for income taxes
                                                                                       -                  -              289,000
     Provision for possible loan losses                                           600,000            135,000             375,000
     Depreciation and amortization of bank premises
       and equipment                                                              597,463            558,407             555,331
     Accretion of discounts on securities                                         (30,419)           (82,425)           (182,152)
     Provision for losses on other real estate                                          -              8,110              80,017
     Changes in operating assets and liabilities:
       Unearned income                                                            762,907            363,059              16,191
       Accrued interest receivable and other assets                              (227,544)          (202,819)          1,053,215
       Accrued expenses and other liabilities                                     313,802            299,017            (440,801)
                                                                          ----------------------------------------------------------
Net cash provided by operating activities                                       5,427,741          4,438,473           4,572,855



Investing activities
Proceeds from repayments of held-to-maturity securities                         7,201,483          3,269,161                   -
Proceeds from repayments and sales of available-for-sale securities             9,077,892         24,036,126                   -
Purchases of held-to-maturity securities                                       (4,493,485)       (10,409,516)                  -
Purchases of available-for-sale securities                                              -        (15,590,923)                  -
Proceeds from sales and maturities of securities                                        -                  -          27,985,920
Purchases of securities                                                                 -                  -         (16,799,219)
Net increase in loans                                                         (21,813,171)       (19,352,112)         (6,035,493)
Proceeds from sales of other real estate                                          208,748             56,890             431,968
Proceeds from the sale of bank premises and equipment                               7,448                  -                   -
Purchases of bank premises and equipment                                         (761,508)          (901,570)           (351,575)
                                                                        ------------------------------------------------------------
Net cash provided by (used in) investing activities                           (10,572,593)       (18,891,944)          5,231,601


Financing activities
Net decrease in demand and savings deposits                                    (7,105,021)        (1,862,750)         (3,045,386)
Net increase (decrease) in time deposits                                       19,222,462          5,176,237          (9,462,102)
Net decrease in interest-bearing notes                                                  -                  -          (1,256,426)
Net decrease in securities sold under repurchase agreements                             -                  -          (2,600,000)
Cash dividends                                                                   (747,069)          (689,036)           (575,595)
                                                                         -----------------------------------------------------------
Net cash provided by (used in) financing activities                            11,370,372          2,624,451         (16,939,509)
                                                                         -------------------------------------- --------------------
Increase (decrease) in cash and cash equivalents                                6,225,520        (11,829,020)         (7,135,053)
Cash and cash equivalents at beginning of year                                  9,982,843         21,811,863          28,946,916
Cash and cash equivalents at end of year                                 $     16,208,363   $      9,982,843    $     21,811,863
                                                                         ====================================== ===================





See accompanying notes.

                                                            Page 11 of 39 Pages

                         First Citizens BancStock, Inc.

                   Notes to Consolidated Financial Statements

                                December 31, 1995



1. Significant Accounting Policies and Nature of Operations

Nature of Operations

First Citizens BancStock, Inc. (Company), through its wholly owned subsidiary, The First National Bank in St. Mary Parish (Bank), operates seven branches in rural communities in south Louisiana. The Company also operates four branches and a loan production office in two metropolitan cities in south Louisiana. The Company's primary source of revenue is providing loans to customers, who are predominantly small and middle-market businesses and middle income individuals.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Proposed Merger

On September 28, 1995, the Company and the Bank entered into an Agreement and Plan of Merger (Merger Agreement) with Whitney Holding Corporation (Whitney), Whitney Acquisition Corporation (Acquisition) and Whitney National Bank (Whitney Bank) pursuant to which the Company would merge with Acquisition and the Bank would merge with Whitney Bank. Upon the consummation of the mergers, each outstanding share of the Company's common stock (other than shares held by dissenting shareholders, if any) would be converted into shares of Whitney common stock.

Consummation of the transaction is subject to satisfaction or waiver of certain conditions to closing specified in the Merger Agreement, including qualification of the transaction as a tax-free reorganization, Whitney's ability to account for the transaction as a pooling of interests, registration under the Securities Act of 1933 of the shares of Whitney common stock to be issued to the Company's shareholders, approval of the Company's shareholders, receipt of approval from bank regulatory agencies, and other customary conditions to closing.

Consummation of the transaction is currently anticipated to occur in the first quarter of 1996. The accompanying financial statements do not reflect the anticipated effects of this transaction.



                                                            Page 12 of 39 Pages

                         First Citizens BancStock, Inc.

1. Significant Accounting Policies and Nature of Operations (continued)

Accounting Principles

The accounting principles followed by the Company and the methods of applying those principles conform with generally accepted accounting principles generally practiced within the banking industry. The significant accounting principles are summarized below.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

Securities

Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity.
Held-to-maturity securities are stated at amortized cost. Debt securities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of shareholders' equity.

The amortized cost of debt securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization is included in interest income from investments. Interest and dividends are included in interest income from investments. Realized gains and losses, and declines in value judged to be other-than-temporary are included in other income. The cost of securities sold is based on the specific identification method.

Loans

Interest on loans is accrued daily on the outstanding principal balances except for interest on discounted loans. Interest on discounted loans is recognized for financial reporting purposes on the "Rule of 78s" method which does not materially differ from the interest method.



                                                            Page 13 of 39 Pages

                         First Citizens BancStock, Inc.

1. Significant Accounting Policies and Nature of Operations (continued)

The accrual of interest income is discontinued generally when a loan becomes 90 days past due as to principal or interest. When interest accruals are discontinued, interest credited to income in the current year is reversed, and interest accrued in prior years is charged to the reserve for possible loan losses. Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest and the loan is in the process of collection, or in certain situations where management can reasonably expect to recover the principal balance and accrued interest from guarantors of the loan.

Assets acquired through the default of loans are recorded at the lower of the outstanding loan amounts plus accrued interest or the fair value of the assets based on appraised value at the date acquired less estimated costs to sell. At the time of acquisition, reductions from outstanding loan amounts to fair value are charged against the reserve for possible loan losses.

Reserve for Possible Loan Losses

The reserve for possible loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the reserve is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio, and other relevant factors. Additions to the reserve for possible loan losses arise from provisions for possible loan losses which are charged against income. On January 1, 1995, the Company adopted SFAS No. 114, Accounting by Creditors for Impairment of a Loan. In accordance with SFAS No. 114, the 1995 reserve for impaired loans is based on the discounted cash flows using the specific loan's effective interest rate or the fair value of the collateral for collateral-dependent loans.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less allowances for depreciation and amortization. Depreciation and amortization included in occupancy and equipment expenses are computed using either the straight-line or declining-balance method over the estimated useful lives of the assets, which generally are 20-40 years for bank premises and 5-10 years for equipment.



                                                           Page 14 of 39 Pages

                         First Citizens BancStock, Inc.

1. Significant Accounting Policies and Nature of Operations (continued)

Maintenance and repair costs are charged to operations; improvements are capitalized. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal and the resulting gains or losses are included in current operations.

Federal Income Taxes

The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are projected to reverse.

Fair Values of Financial Instruments

The Company discloses fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument.

Reclassifications

Certain prior year amounts have been reclassified to conform to the 1995 financial statement presentation.



                                                           Page 15 of 39 Pages

                         First Citizens BancStock, Inc.

2. Cash and Cash Equivalents

Cash and cash equivalents consisted of the following:


                                                              December 31

                                                          1995           1994
                                                       -------------------------
                                                            (In Thousands)


Cash and due from banks                              $     8,547    $     7,384

Interest-bearing deposits in other banks                     151            374

Federal funds sold                                         7,510          2,225
                                                     -------------- ------------
                                                     $    16,208    $     9,983
                                                     ============== ============

The Bank is required to maintain daily reserve balances with the Federal Reserve Bank. The average daily reserve requirements were $1,382,000 in 1995 and $1,397,000 in 1994.

3. Securities

In May 1993, the FASB issued SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. As permitted under SFAS No. 115, the Company elected to adopt the provisions of the new standard as of the end of 1993. As a result of adopting the statement, the December 31,1993 balance of shareholders' equity increased by $944,000 (net of tax of $486,000) to reflect the net unrealized gain on securities classified as available-for-sale.



                                                            Page 16 of 39 Pages

                         First Citizens BancStock, Inc.

3. Securities (continued)

The amortized cost and estimated fair value of available-for-sale securities and held-to-maturity securities at December 31, 1995 and 1994 were as follows :



                                                               Available-For-Sale Securities
                                           --------------------------------------------------------------------
                                                                  Gross            Gross          Estimated
                                              Amortized        Unrealized        Unrealized          Fair
                                                 Cost             Gains            Losses           Value
                                           --------------------------------------------------------------------
                                                                      (In Thousands)

December 31, 1995:
   U. S. Treasury Securities               $      5,033     $          9         $     (11)    $      5,031
   U. S. Government corporations
     and agencies obligations                    23,506               45              (343)          23,208
   Mortgage-backed securities                    33,614              741                 -           34,355
                                           ---------------- ----------------- ---------------- ----------------
                                           $     62,153     $        795         $    (354)    $     62,594
                                           ================ ================= ================ ================

December 31, 1994:
   U. S. Treasury Securities               $      8,043     $          -         $    (193)    $      7,850
   U. S. Government corporations
     and agencies obligations                    24,535               17              (447)          24,105
   Mortgage-backed securities                    38,687               20            (1,346)          37,361
                                           ---------------- ----------------- ---------------- ----------------
                                           $     71,265     $         37         $  (1,986)    $     69,316
                                           ================ ================= ================ ================


                                                            Page 17 of 39 Pages

                         First Citizens BancStock, Inc.

3. Securities (continued)

                                                               Held-To-Maturity Securities
                                           --------------------------------------------------------------------
                                                                  Gross            Gross          Estimated
                                              Amortized        Unrealized        Unrealized          Fair
                                                 Cost             Gains            Losses           Value
                                           --------------------------------------------------------------------
                                                                      (In Thousands)
December 31, 1995:
   U. S. Treasury Securities               $      1,524     $          2         $       -     $      1,526
   U. S. Government corporations
     and agencies obligations                       707                -                 -              707
   Obligations of states and
     political subdivisions                       7,080              265                (1)           7,344
   Other                                            948                -                 -              948
                                           --------------------------------------------------------------------
                                           $     10,259     $        267         $      (1)    $     10,525
                                           ================ ==================== ============= ================

December 31, 1994:
   U. S. Treasury Securities               $      4,482     $          -         $     (14)    $      4,468
   U. S. Government corporations
     and agencies obligations                       993                -                (1)             992
   Obligations of states and
     political subdivisions                       6,478              132              (145)           6,465
   Other                                            948                -                 -              948
                                           --------------------------------------------------------------------
                                           $     12,901     $        132         $    (160)    $     12,873
                                           ================ ==================== ============= ================

The amortized cost and estimated fair value of available-for-sale securities and held-to-maturity securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because the issuers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                              Amortized          Estimated
                                                 Cost            Fair Value
                                           ------------------------------------
                                                      (In Thousands)

Available-for-sale securities
Due in one year or less                    $     8,019        $     8,022
Due after one year through five years           20,520             20,217
Mortgage-backed securities                      33,614             34,355

                                           ------------------ -----------------
                                           $    62,153        $    62,594
                                           ================== =================


                                                           Page 18 of 39 Pages

                         First Citizens BancStock, Inc.

3. Securities (continued)

                                                  Amortized         Estimated
                                                    Cost           Fair Value
                                                  -----------------------------
                                                         (In Thousands)

Held-to-maturity securities
Due in one year or less                            $    3,347         $   3,381
Due after one year through five years                   2,545             2,664
Due after five years through ten years                  2,978             3,079
Due after ten years                                       441               453
Other                                                     948               948
                                                   ----------------------------
                                                   $   10,259         $  10,525
                                                   ============== ==============

There were no sales of securities during 1995. Proceeds from sales of available-for-sale securities during 1994 were $9,116,000. On those sales, gross losses of $2,000 were realized.

Securities with carrying values of $21,491,000 at December 31, 1995 and $20,987,000 at December 31, 1994 were pledged to secure public fund deposits.

4. Loans

The carrying amounts of loans consisted of the following:

                                                              December 31
                                                          1995           1994
                                                        -----------------------
                                                            (In Thousands)

Real estate - construction                           $     7,880    $     3,040
Real estate - other                                       74,584         64,650
Commercial and industrial                                 38,413         35,437
Lease financing receivables                               16,021         11,395
Loans to individuals for household, family,
   and other consumer expenditures                         7,207          7,972
Other (including overdrafts)                               6,147          6,232
                                                     -------------- -----------
                                                         150,252        128,726
Unearned income                                           (2,816)        (2,053)
Reserve for possible loan losses                          (2,283)        (1,919)
                                                     ============== ============
                                                     $   145,153    $   124,754
                                                     ============== ===========


                                                         Page 19 of 39 Pages

                         First Citizens BancStock, Inc.
             Notes to Consolidated Financial Statements (continued)


4. Loans (continued)

In the ordinary course of business, the Bank makes loans to its directors and officers, as well as to entities in which they have ownership interests. The unpaid balances of these loans approximated $565,000 at December 31, 1995 and $419,000 at December 31, 1994. During 1995, advances totaled $677,000 and reductions and repayments totaled $531,000.

The Bank had loans totaling $549,000 and $205,000 at December 31, 1995 and 1994, respectively, which were no longer accruing interest. The average balance of nonaccrual loans was $399,000 in 1995 and $306,000 in 1994. Had these loans not been placed in a nonaccrual status, the Bank would have earned interest of approximately $74,000 during 1995 and $51,000 during 1994. The Bank recognized no interest income in 1995 or 1994 for interest payments received during those years on nonaccrual loans.

The nonaccrual loans referred to above excluded certain other nonaccrual loans purchased in connection with the acquisition of a bank in October 1991. These loans, net of discounts of $298,000 and $273,000, totaled approximately $539,000 and $598,000 at December 31, 1995 and 1994, respectively.

5. Reserve for Possible Loan Losses

As discussed in Note 1, the Company adopted SFAS No. 114 effective at the beginning of the year. The adoption of this statement did not have a material impact on the provision for loan losses, nor the balance of the reserve for possible loan losses. At December 31, 1995, the Company had $2,035,000 in loans that were considered to be impaired under SFAS No. 114 for which the related reserve was $509,000. Interest payments received on impaired loans are applied to principal if there is doubt as to the collectibility of the principal; otherwise, these receipts are recorded as interest income.

The following is a summary of activity in the reserve for possible loan losses:


                                               1995         1994         1993
                                          ------------ ------------ ------------
                                                      (In Thousands)

Balance at beginning of year                $   1,919    $   1,978    $   2,012
Loans charged off                                (393)        (464)        (793)
Loan recoveries                                   158          270          384
                                          ------------ ------------ ------------
Net charge-offs                                  (235)        (194)        (409)
Provision for possible loan losses                600          135          375
                                          ------------ ------------ ------------
Balance at end of year                      $   2,284    $   1,919    $   1,978
                                          ============ ============ ============

                                                            Page 20 of 39 Pages

                         First Citizens BancStock, Inc.
             Notes to Consolidated Financial Statements (continued)


5. Reserve for Possible Loan Losses (continued)

The following is a summary of loan charge-offs and recoveries by type of loan:


                                   1995                          1994                           1993
                       ----------------------------- ----------------------------- ------------------------------
                          Charge-                       Charge-                       Charge-
                           Offs        Recoveries        Offs        Recoveries        Offs         Recoveries
                       ----------------------------- ----------------------------- ------------------------------
                                                             (In Thousands)

Real estate            $      19        $    29      $      44         $   29      $      40         $   31
Installment                  103             15             80             50             24             25
Commercial                    71             56            208            121            428            184
Lease financing
   receivables               200             58            132             70            301            144
                       ------------------------------------------------------------------------------------------
                       $     393        $   158      $     464         $  270      $     793         $  384
                       ============= =============== ============= =============== ============= ================


Net charge-offs as a percentage of average loans outstanding were 0.17% for 1995, 0.16% for 1994, and 0.39% for 1993.

6. Bank Premises and Equipment

The following is a summary of bank premises and equipment balances by category:


                                                                  December 31
                                              1995                                          1994
                             --------------------------------------------------------------------------------------
                                          Accumulated                                   Accumulated
                                          Depreciation                                 Depreciation
                                              and          Carrying                         and          Carrying
                               Cost       Amortization      Value           Cost       Amortization       Value
                            ----------- ---------------- ------------ -- ----------- ----------------- ------------
                                                                (In Thousands)

Land                        $   1,679       $      -     $   1,679       $   1,488       $      -      $   1,488
Bank premises                   6,609          3,168         3,441           6,316          2,982          3,334
Furniture and
  equipment                     5,064          3,947         1,117           4,847          3,589          1,258
                            ---------------------------------------------------------------------------------------
                              $13,352       $  7,115     $   6,237         $12,651       $  6,571      $   6,080
                            =========== ================ ===========     =========== ================= ============


Depreciation and amortization expense is included in the accompanying consolidated statements of income as follows:

                                   1995       1994     1993
                               ------------ -------- ---------
                                        (In Thousands)

Occupancy expenses                $  186    $   181  $   178
Equipment expenses                   411        377      377
                               ------------ -------- ----------
                                  $  597    $   558  $   555
                               ============ ======== ==========

                                                            Page 21 of 39 Pages

                         First Citizens BancStock, Inc.
          Notes to Consolidated Financial Statements, Inc. (continued)



7. Employee Benefit Plan

The Bank has a retirement savings plan covering substantially all full-time employees over the age of 21 and with 6 months or more of service. The plan incorporates a deferred salary reduction arrangement under Internal Revenue Code
Section 401(k) and is intended to comply with all requirements for Section 401(a) tax qualified plans. Participating employees may contribute, through salary reduction, a maximum of 15% of their annual compensation to their participant 401(k) accounts.

The Bank may contribute discretionary amounts to the plan as determined by the board of directors. The Bank made contributions to the plan of $25,000 in 1995 and 1994.

8. Income Taxes

In February 1992, the FASB issued SFAS No. 109, Accounting for Income Taxes. The Company adopted the provisions of the new standard in its financial statements for the year ended December 31, 1993. The cumulative effect of adopting SFAS No. 109 as of January 1, 1993 decreased net income by $289,000.

The following is a reconciliation between income taxes based on the federal statutory rate of 34% and income taxes reported in the consolidated statements of income:


                                                 1995        1994        1993
                                              ------------ ----------- ---------
                                                          (In Thousands)
Income taxes based on statutory rates        $   1,676    $  1,667    $   1,569
Tax-exempt interest income                        (137)       (147)        (117)
Change in estimate of prior year income tax
   expense                                           -           -           27
Other-net                                          (20)         24           21
                                             -----------------------------------
Income taxes                                 $   1,519    $  1,544    $   1,500
                                            ============ =========== ===========

The components of income taxes were as follows:


                                                1995        1994        1993
                                           ------------ ----------- -----------
                                                      (In Thousands)

Current income tax expense                $   1,656    $     1,544 $     1,467
Deferred income tax expense (benefit)          (137)             -          33
                                          -------------------------------------
                                          $   1,519    $     1,544 $     1,500
                                          ============ =========== ============

                                                            Page 22 of 39 Pages

                         First Citizens BancStock, Inc.
             Notes to Consolidated Financial Statements (continued)


8. Income Taxes (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets were as follows:


                                                            December 31
                                                         1995        1994
                                                      ----------- -----------
                                                           (In Thousands)
Deferred tax liabilities:
   Depreciation                                      $       516  $      537
   Unrealized gains on available-for-sale securities         150           -
   Other                                                     115         111
                                                     -------------------------
Total deferred tax liabilities                               781         648



Deferred tax assets:
   Unrealized losses on available-for-sale securities          -         663
   Reserve for loan losses                                   520         385
   Write-down in carrying value of certain assets             45          79
   Net interest income on nonaccrual loans                    60          41
                                                        ----------- -----------
Total deferred tax assets                                    625       1,168
                                                        -----------------------
Net deferred tax asset (liability)                    $     (156)  $     520
                                                        =========== ===========


The net deferred tax asset or liability is included in the other assets or other liabilities caption, respectively, in the accompanying financial statements.

Income taxes paid totaled $1,685,000 in 1995, $1,454,000 in 1994 and $1,440,000
in 1993.

9. Deposits

Certificates of deposit of $100,000 or more, which are included in time deposits, were $36,393,000 at December 31, 1995 and $29,374,000 at December 31, 1994.



                                                           Page 23 of 39 Pages

                         First Citizens BancStock, Inc.

10. Restrictions on Subsidiary Dividends, Loans or Advances

Dividends are paid by the Company from its assets which are provided primarily by dividends from the Bank. However, certain restrictions exist regarding the ability of the Bank to transfer funds to the Company in the form of cash dividends, loans or advances. The approval of the Comptroller of the Currency is required to pay dividends in excess of the Bank's earnings retained in the current year plus retained net profits for the preceding two years. Beginning January 1, 1996, the Bank has retained earnings of $21,255,000 of which $3,778,000 was available for distribution to the Company as dividends without prior regulatory approval.

Under Federal Reserve regulations, the Bank also is limited as to the amount it may loan to the Company. At December 31, 1995, the maximum amount available for transfer from the Bank to the Company in the form of loans approximated $306,000.

11. First Citizens BancStock, Inc. (Parent Company Only) Financial Information

Financial information for First Citizens BancStock, Inc. (parent company only) is presented below:


Balance Sheets                                              December 31
                                                    1995                1994
                                               -------------------------------
Assets
Cash                                           $   131,565        $     22,069
Investment in bank subsidiary                   25,060,529          21,346,687
Held-to-maturity securities                      1,228,216             996,758
Other assets                                       200,000              12,153
                                               -------------------------------
Total assets                                   $26,620,310        $ 22,377,667
                                               ===============================

Liabilities and shareholders' equity
Liabilities                                    $         -        $          -
Shareholders' equity                            26,620,310          22,377,667
                                               --------------------------------
Total liabilities and shareholders' equity     $26,620,310        $ 22,377,667
                                               ================================




                                                          Page 24 of 39 Pages

                         First Citizens BancStock, Inc.

11. First Citizens BancStock, Inc. (Parent Company Only) Financial Information (continued)




Statements of Income                                                   Year ended December 31

                                                              1995              1994              1993
                                                       ------------------ ----------------- -----------------

Dividends from bank subsidiary                         $     1,362,068    $     1,812,236   $       660,595
Other income                                                    77,515             14,767                 -
Expenses                                                      (163,713)          (109,189)         (103,191)
                                                       ------------------ ----------------- -----------------
Income before equity in undistributed income
   of bank subsidiary                                        1,275,870          1,717,814           557,404
Equity in undistributed income of bank
   subsidiary                                                2,135,662          1,642,310         2,269,650
                                                       ------------------------------------------------------
Net income                                             $     3,411,532    $     3,360,124   $     2,827,054
                                                       ================== ================= =================


Statements of Cash Flows                                               Year ended December 31

                                                              1995              1994              1993
                                                       ------------------------------------------------------
Operating activities
Net income                                             $     3,411,532    $     3,360,124   $     2,827,054
Adjustments to reconcile net income to net
   cash provided by operating activities:
     Equity in undistributed income of bank
       subsidiary                                           (2,135,662)        (1,642,310)       (2,269,650)
     Accretion of discounts on securities                      (58,329)            (2,520)                -
     Change in other assets                                   (187,847)           (12,153)                -
     Amortization expense                                            -                  -             3,792
                                                       ------------------------------------------------------
Net cash provided by operating activities                    1,029,694          1,703,141           561,196


Investing activities
Maturities of held-to-maturity securities                    2,500,000                  -                 -
Purchases of held-to-maturity securities                    (2,673,129)          (994,238)                -
                                                       ------------------------------------------------------
Cash used in investing activities                             (173,129)          (994,238)                -



Financing activity
Cash dividends paid                                           (747,069)          (689,036)         (575,595)
                                                       ------------------------------------------------------
Cash used in financing activity                               (747,069)          (689,036)         (575,595)
                                                       ------------------ ----------------- -----------------

Increase (decrease) in cash                                    109,496             19,867           (14,399)
Cash at beginning of year                                       22,069              2,202            16,601
                                                       -----------------------------------------------------
Cash at end of year                                    $       131,565    $        22,069   $         2,202
                                                       ================== ================= =================


                                                          Page 25 of 39 Pages

                         First Citizens BancStock, Inc.

12. Financial Instruments with Off-Balance-Sheet Risk

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statements of condition. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, letters of credit and financial guarantees written is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. Unless noted otherwise, the Bank does not require collateral or other security to support financial instruments with credit risk.

The Bank's off-balance-sheet financial instruments are summarized below. The following contract or notional amounts approximate fair value as of that date.


                                                              December 31
                                                          1995           1994
                                                         ---------------------
                                                            (In Thousands)
Financial instruments whose contract amounts
   represent credit risk:
     Commitments to extend credit                       $  28,863    $  21,817
     Letters of credit and financial guarantees
       written                                                240          180


Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a number of the commitments are expected to expire without being drawn upon,the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and commercial properties.



                                                            Page 26 of 39 Pages

                         First Citizens BancStock, Inc.

12. Financial Instruments with Off-Balance-Sheet Risk (continued)

Letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions.

The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds marketable securities as collateral supporting those commitments for which collateral is deemed necessary.

13. Shareholders' Equity

On September 27, 1994, the Company's board of directors declared a 10% stock dividend of the Company's common stock to the shareholders of record as of October 14, 1994. All share and per share amounts appearing in the financial statements and notes thereto have been restated to reflect the stock dividend.

The Company's 1993 Stock Option Plan, as amended, provides for the granting of options to purchase up to 55,000 shares of common stock to officers and key employees selected by the board of directors. Options are exercisable in installments, subject to continued employment and such other conditions as set forth by the committee. All options granted under the plan shall be granted at an exercise price not less than the fair market value of a share of common stock at the time the option is granted. The options for 55,000 shares granted during 1993 were granted at the fair market value at the date of grant.

Information relating to the Company's 1993 Stock Option Plan is summarized as follows:


                                                                         Option
                                                                          Price
                                                           Shares      Per Share
                                                         -----------------------

Options outstanding at December 31, 1995,
   1994 and 1993                                           55,000       $16.25
                                                         ============
Options exercisable at December 31, 1994                   11,000       $16.25
                                                         ============
Options exercisable at December 31, 1995                   22,000       $16.25
                                                         ============



                                                            Page 27 of 39 Pages

                         First Citizens BancStock, Inc.

13. Shareholders' Equity (continued)

The Company's Non-Employee Director Stock Option Plan provides for the granting of options to purchase up to a 100,000 shares of common stock to non-employee directors. Options are exercisable subject to continued service as a director and such other conditions as set forth by the committee. All options under the plan shall be granted at an exercise price not less than the fair market value of a share of common stock at the time the option is granted. The options granted during 1994 and 1995 were granted at the fair market value at the date of grants.

Information relating to the Company's Non-Employee Director Stock Option Plan is summarized as follows:


                                                                      Option
                                                                    Price Range
                                                   Shares            Per Share
                                                --------------------------------
Options granted on December 14, 1994               60,000             $20.25
                                                -------------
Options outstanding at December 31, 1994           60,000             $20.25
   Exercised                                            -                  -
   Expired                                              -                  -
   Granted                                          5,000             $23.38
                                                -------------
Options outstanding at December 31, 1995           65,000        $20.25 - $23.38
                                                =============
Options exercisable at December 31, 1994                -                  -
                                                =============
Options exercisable at December 31, 1995           12,000             $20.25
                                                =============

Earnings per common and common equivalent share were computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the year. The number of common shares was increased by the number of shares issuable on the exercise of options when the market price of the common stock exceeds the exercise price of the options. This increase in the number of common shares was reduced by the number of common shares that are assumed to have been purchased with the proceeds from the exercise of the options; those purchases were assumed to have been made at the average price of the common stock during that part of the year when the market price of the common stock exceeded the exercise price of the options.



                                                           Page 28 of 39 Pages

                         First Citizens BancStock, Inc.

13. Shareholders' Equity (continued)

Earnings per common share assuming full dilution for 1995 were determined on the assumption that outstanding shares were increased as described above except that purchases of common stock are assumed to have been made at the year-end price as it exceeded the average market price for the year.

14. Significant Group Concentrations of Credit Risk

Most of the Company's business activity is with customers located within the southern region of the State of Louisiana. The Company grants commercial and industrial, real estate, lease financing, credit card and installment loans. Although the Company has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the oil and gas or related services industries.

15. Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

         Cash and Cash Equivalents: The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets' fair values.

         Securities: Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

         Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair value of fixed-rate loans (e.g., real estate loans commercial and consumer), commercial and industrial loans, lease financing receivable, and loans to individuals) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

         Deposits: The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts).
         The carrying amounts for variable-rate,

                                                            Page 29 of 39 Pages

                         First Citizens BancStock, Inc.

15. Fair Value of Financial Instruments (continued)

         fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

         Off-Balance-Sheet Instruments: Fair values for the Company's off-balance-sheet instruments (financial guarantees, letters of credit and lending commitments) are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

The estimated fair values of the Company's financial instruments are as follows:


                                                                1995                          1994
                                                    ----------------------------- -----------------------------
                                                       Carrying         Fair         Carrying         Fair
                                                        Amount         Value          Amount         Value
                                                    -------------- -------------- -------------- --------------
                                                                          (In Thousands)

Financial assets:
   Cash and cash equivalents                        $       16,208 $       16,208 $        9,983 $        9,983
   Available-for-sale securities                    $       62,594 $       62,594 $       69,316 $       69,316
   Held-to-maturity securities                      $       10,259 $       10,525 $       12,901 $       12,873
   Loans, net                                       $      145,153 $      150,879 $      124,754 $      129,098

Financial liabilities:
   Deposits                                         $      214,431 $      215,329 $      202,314 $      202,345

Unrecognized financial instruments:
   Commitments to extend credit                     $            - $       26,863 $            - $       21,817
   Letters of credit and financial
     guarantees written                             $            - $          240 $            - $          180




                                                         Page 30 of 39 Pages

                         First Citizens BancStock, Inc.

16. Quarterly Operating Results (Unaudited)

A summary of quarterly results of operations for the years ended December 31, 1995 and 1994 follows (in thousands, except per share amounts):

                                                                           Quarter ended
                                               March 31      June 30        September 30         December 31
                                                 1995          1995             1995                 1995
                                               ------------------------------------------------------------------

Total interest income                             $4,552          $4,724              $4,867               $4,999
Total interest expense                             1,580           1,767               1,890                1,968
                                               ------------------------------------------------------------------
Net interest income                                2,972           2,957               2,977                3,031
Provision for possible loan losses                   100              50                 100                  350
                                               ------------------------------------------------------------------
Net interest income after provision
   for possible loan losses                       $2,872          $2,907              $2,877               $2,681
                                               ==================================================================
Net income                                          $904            $880                $924                 $704
                                               ==================================================================
Net income per share:
   Earnings per common and
     common equivalent share                        $.71            $.71                $.70                 $.53
                                               ==================================================================
   Earnings per common share -
     assuming full dilution                         $.71            $.69                $.69                 $.53
                                               ==================================================================


                                                                           Quarter ended
                                                March 31       June 30        September 30         December 31
                                                 1994          1994              1994                1994
                                               ------------------------------------------------------------------

Total interest income                          $   4,030     $   4,134         $    4,356          $    4,469
Total interest expense                             1,325         1,342              1,465               1,504
                                               ------------------------------------------------------------------
Net interest income                                2,705         2,792              2,891               2,965
Provision for possible loan losses                    75             -                 60                   -
                                               ------------------------------------------------------------------
Net interest income after provision
   for possible loan losses                    $   2,630     $   2,792         $    2,831          $    2,965
                                               ===================================================================
Net income                                     $     807     $     807         $      918          $      828
                                               ===================================================================
Net income per share:
   Earnings per common and
     common equivalent share                   $     .64     $     .64         $     .72           $     .65
                                               ===================================================================
   Earnings per common share -
     assuming full dilution                    $     .64     $     .64         $     .72            $    .65
                                               ===================================================================


                                                           Page 31 of 39 Pages

         (b)      Pro Forma Financial Information

                            Unaudited Pro Forma Combined Financial Information

         The following unaudited pro forma combined financial information should be read in conjunction with the consolidated financial statements and notes thereto of Citizens included elsewhere in this report and those of the Registrant previously filed with the Commission. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the mergers described in response to Item 2 of this Report (the "Mergers") had been consummated in accordance with the assumptions set forth herein, nor is it necessarily indicative of future operating results or financial position.

         By reason of the Mergers, the Registrant issued to the former holders of Citizens Common Stock shares of Whitney Common Stock having an aggregate value at the date of the Mergers of $63,245,295.The number of shares of Whitney Common Stock exchanged in the Company Merger was determined by the Average Market Price of the Whitney Common Stock, as defined in the Plan of Merger, which was $31.1281 per share, resulting in the issuance of 2,031,775 shares of Whitney Common Stock for all of the outstanding shares of Citizens Common Stock (an exchange ratio of 1.6406). There is no stated par value of the Whitney Common Stock. In accordance with the pooling-of-interests method of accounting, the historical equities of the merged companies are combined. The historical earnings per share and weighted average shares outstanding amounts for Citizens have been restated to reflect the equivalent shares of Whitney Common Stock exchanged in the Company Merger.

         The unaudited pro forma combined balance sheet at December 31, 1995, set forth below, gives effect to the Mergers under the pooling-of-interests accounting method as if the Mergers had occurred on December 31, 1995. The unaudited pro forma combined statements of income for the years ended December 31, 1995, 1994 and 1993 combine the historical statements of income of the Registrant and Citizens as if the Mergers had been effective as of January 1, 1993. Merger-related expenses of $2.27 million (net of income tax) are not reflected in this accompanying Pro Forma financial statements for the period ended December 31, 1995. These merger costs were recognized in the period ended March 31, 1996, as reflected in the Company's first quarter filing on Form 10-Q.



                                                            Page 32 of 39 Pages

                           Whitney Holding Corporation
                        Pro Forma Combined Balance Sheet

                                December 31, 1995
                                -----------------
                                 (In Thousands)
                               ------------------

                                                                            Whitney             First Citizens
                                                                         Holding Corp.         Bancstock, Inc.           Pro Forma
                                                                        (Consolidated)          (Consolidated)            Combined
                                                                     --------------------------------------------------------------
ASSETS
Cash and due from financial institutions                                   $217,658                  $8,547               $226,205
Interest-bearing deposits in financial institutions                               0                     151                    151
Securities available for sale                                               127,498                  62,594                190,092
Securities held to maturity                                               1,240,543                  10,259              1,250,802
Federal funds sold                                                           13,650                   7,510                 21,160
Loans and leases                                                          1,439,424                 147,437              1,586,861
Less reserve for possible loan losses                                        37,021                   2,284                 39,305
                                                                      -------------------------------------------------------------
Net loans and leases                                                      1,402,403                 145,153              1,547,556
Bank premises and equipment (net)                                            75,205                   6,237                 81,442
Other real estate owned (net)                                                 4,799                      25                  4,824
Other assets                                                                 69,890                   2,099                 71,989
                                                                      -------------------------------------------------------------
     TOTAL ASSETS                                                        $3,151,646                $242,575             $3,394,221
                                                                      =============================================================
LIABILITIES
Deposits                                                                 $2,561,358                $214,431             $2,775,789
Federal funds purchased and other borrowings                                227,094                       0                227,094
Accrued taxes, interest and expense                                          24,942                   1,524                 26,466
                                                                      -------------------------------------------------------------
     TOTAL LIABILITIES                                                   $2,813,394                $215,955             $3,029,349
                                                                      -------------------------------------------------------------
EQUITY
Common stock                                                                 $2,800                  $1,308                 $2,800
Capital surplus                                                              57,561                   4,010                 62,879
Retained earnings                                                           284,820                  21,254                306,074
Net unrealized holding gains on available-for-sale
   securities                                                                   846                     291                  1,137
Less:  Treasury stock                                                         7,775                     243                  8,018
                                                                      -------------------------------------------------------------
     TOTAL EQUITY                                                          $338,252                 $26,620               $364,872
                                                                      -------------------------------------------------------------
     TOTAL LIABILITIES AND
     SHAREHOLDERS' EQUITY                                                $3,151,646                $242,575             $3,394,221
                                                                      =============================================================


                                                            Page 33 of 39 Pages

                           Whitney Holding Corporation
                       Pro Forma Combined Income Statement

                          Year Ended December 31, 1995
                           ---------------------------
                    (In Thousands, except per share amounts)
                                -----------------

                                                                             Whitney                First Citizens
                                                                           Holding Corp.            Bancstock, Inc.       Pro Forma
                                                                           (Consolidated)           (Consolidated)         Combined
                                                                           --------------           ---------------       ----------
Interest Income                                                                   $194,152               $119,143          $213,295
Interest Expense                                                                    64,662                  7,205            71,867
                                                                           --------------           ---------------       ----------
Net Interest Income                                                                129,490                 11,938           141,428
Provision for (Reduction in Reserve for) Possible Loan Losses                     (10,000)                    600            (9,400)
                                                                           --------------           ---------------       ----------
Net Interest Income After Provision for Possible Loan Losses                       139,490                 11,338           150,828
                                                                           --------------           ---------------       ----------
Non-Interest Income                                                                 31,264                  1,941            33,205
Non-Interest Expense                                                               111,133                  8,348           119,481
                                                                           ---------------          ---------------       ----------
Income Before Income Taxes                                                          59,621                  4,931            64,552
Income Taxes                                                                        18,684                  1,519            20,203
                                                                           ---------------          ---------------       ----------
Net Income                                                                         $40,937                 $3,412           $44,349
                                                                           ===============          ===============       ==========
Earnings Per Share
   Primary                                                                           $2.77                  $1.59             $2.61
   Fully Diluted                                                                     $2.77                  $1.56             $2.60

Weighted Average Shares Outstanding
   Primary                                                                      14,830,345              2,141,456        16,971,801
   Fully Diluted                                                                14,858,351              2,190,957        17,049,308

                          Year Ended December 31, 1994
                          ----------------------------
                    (In Thousands, except per share amounts)
                       ---------------------------------
                                                                              Whitney               First Citizens
                                                                           Holding Corp.            Bancstock, Inc.       Pro Forma
                                                                           (Consolidated)           (Consolidated)         Combined
                                                                           --------------           ---------------       ----------
Interest Income                                                                   $175,761                $16,989          $192,750
Interest Expense                                                                    51,867                  5,636            57,503
                                                                           ---------------          ---------------       ----------
Net Interest Income                                                                123,894                 11,353           135,247
Provision for (Reduction in Reserve for) Possible Loan Losses                     (26,139)                    135           (26,004)
                                                                           ---------------          ---------------       ----------
Net Interest Income After Provision for Possible Loan Losses                       150,033                 11,218           161,251
                                                                           ---------------          ---------------       ----------
Non-Interest Income                                                                 32,353                  1,822            34,175
Non-Interest Expense                                                               104,258                  8,136           112,394
                                                                           ---------------          ---------------       ----------
Income Before Income Taxes                                                          78,128                  4,904            83,032
Income Taxes                                                                        25,290                  1,544            26,834
                                                                           ---------------          ---------------       ----------
Net Income                                                                         $52,838                 $3,360           $56,198
                                                                           ===============          ===============       ==========
Earnings Per Share
   Primary                                                                           $3.63                  $1.65             $3.39
   Fully Diluted                                                                     $3.63                  $1.65             $3.39

Weighted Average Shares Outstanding
   Primary                                                                      14,557,008              2,031,775        16,588,783
   Fully Diluted                                                                14,557,008              2,031,775        16,588,783


                                                            Page 34 of 39 Pages

                           Whitney Holding Corporation
                       Pro Forma Combined Income Statement

                          Year Ended December 31, 1993
                          -----------------------------
                    (In Thousands, except per share amounts)
                   -------------------------------------------


                                                                               Whitney            First Citizens
                                                                            Holding Corp.         Bancstock, Inc.         Pro Forma
                                                                           (Consolidated)         (Consolidated)          Combined
                                                                           ---------------        ---------------       ------------
Interest Income                                                                   $169,530                $16,575          $186,105
Interest Expense                                                                    49,016                  5,665            54,681
                                                                           ---------------        ---------------       ------------
Net Interest Income                                                                120,514                 10,910           131,424
Provision for (Reduction in Reserve for) Possible
   Loan Losses                                                                    (60,000)                    375          (59,625)
                                                                           ---------------        ---------------       ------------
Net Interest Income After Provision for Possible
   Loan Losses                                                                     180,514                 10,535           191,049
                                                                           ---------------        ---------------       ------------
Non-Interest Income                                                                 30,991                  2,225            33,216
Non-Interest Expense                                                               100,093                  8,144           108,237
                                                                           ---------------        ---------------       ------------
Income Before Income Taxes and cumulative effect of accounting changes             111,412                  4,616           116,028
Income Taxes                                                                        35,645                  1,500            37,145
                                                                           ---------------        ---------------       ------------
Income before effect of accounting changes                                          75,767                  3,116            78,883
Cumulative effect of accounting changes, net                                           634                  (289)               345
                                                                           ---------------        ---------------       ------------
Net Income                                                                         $76,401                 $2,827           $79,228
                                                                           ===============        ===============       ============
Earnings Per Share
Primary                                                                              $5.30                  $1.39             $4.81
Fully Diluted                                                                        $5.30                  $1.39             $4.81

Weighted Average Shares Outstanding
Primary                                                                         14,425,007              2,031,775        16,456,782
Fully Diluted                                                                   14,425,007              2,031,775        16,456,782




                                                            Page 35 of 39 Pages

   (c)      Exhibits.  The following exhibits are filed as part of this report:


            Exhibit No.                         Description
            -----------                         -----------
                 2                  Amended and Restated Agreement and Plan
                                    of Merger dated December 15, 1995 (filed as
                                    Appendix A to the Registrant's Prospectus and Citizens' Proxy Statement dated
                                    January 23, 1995 forming a part of the
                                    Registrant's Registration Statement on Form
                                    S-4 (File No. 33-65131) and incorporated herein by reference).

                 23.1               Consent of Ernst & Young LLP dated
                                    May 21, 1996.


                                                          Page 36 of 39 Pages

                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                         WHITNEY HOLDING CORPORATION
                                         --------------------------------------
                                         (Registrant)


                                         By:/S/  Edward B. Grimball
                                            ___________________________________
                                            Edward B. Grimball
                                            Chief Financial Officer and
                                            Executive Vice President

 Date:   May 21, 1996




                                                           Page 37 of 39 Pages

                                  Exhibit Index

                                                                   Sequentially
                                                                     Numbered
Exhibit No.                        Description                         Page
- -------------                      -------------------             ------------
    2               Amended and Restated Agreement and Plan of
                    Merger dated December 15, 1995 (filed as Appendix
                    A to the Registrant's Prospectus and Citizens' Proxy Statement dated January 23, 1995 forming a part of the Registrant's Registration Statement on Form S-4
                    (File No. 33-65131) and incorporated herein by reference).


    23.1            Consent of Ernst & Young LLP dated
                    May 21, 1996.




                                                            Page 38 of 39 Pages

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-52999, 33-55307, 33-56024 and 33-56277) and on Form S-8 (Nos.
33-68506 and 333-01591) of Whitney Holding Corporation of our report dated January 30, 1996 with respect to the consolidated financial statements of First Citizens BancStock, Inc. included in this Current Report on Form 8-K/A (Amendment No. 1) dated May 21, 1996.


                                                  /s/ ERNST & YOUNG LLP

New Orleans, Louisiana
May 21, 1996

                                                           Page 39 of 39 Pages